Exhibit 99.1
Media Contact:
Sonal Dave
QLogic Corporation
949.389.6000
sonal.dave@qlogic.com
Investor Contact:
Doug Naylor
QLogic Corporation
949.389.7525
doug.naylor@qlogic.com
QLogic Announces Preliminary Third Quarter Results
for Fiscal Year 2011
Final Results to be Announced on Thursday, January 27
ALISO VIEJO, Calif., January 12, 2011—QLogic Corp. (NSDQ:QLGC), a leading supplier of high performance network infrastructure solutions, today announced preliminary results for its third quarter ended December 26, 2010.
QLogic expects to report net revenue in the range of $155 million to $156 million for the third quarter of fiscal 2011, which represents a sequential increase of approximately 6 percent from the net revenue of $146.5 million for the second quarter of fiscal 2011. The updated expected net revenue is consistent with the high end of the previously forecasted third quarter net revenue range of $148 million to $156 million.
“We are very pleased with our strong financial performance in the third quarter,” said Simon Biddiscombe, president and chief executive officer, QLogic. “Our revenue performance was primarily driven by sequential growth in revenue for our Host Products compared to the second quarter of fiscal 2011. In addition, we experienced sequential growth in revenue for our Network Products. Our strong operating performance is expected to include higher gross margin and lower operating expenses than the previously provided guidance.”
The Company anticipates reporting GAAP net income per diluted share for the third quarter of fiscal 2011 in the range of $0.41 to $0.42. On a non-GAAP basis, the Company expects to report net income per diluted share of $0.48 to $0.49, compared to the previously forecasted range of $0.34 to $0.38 per diluted share. The expected GAAP and non-GAAP net income per diluted share amounts for the third quarter of fiscal 2011 include the benefits associated with the retroactive reinstatement of the federal research tax credit and other third-quarter specific income tax items, which are expected to contribute approximately $0.10 to the net income per diluted share amounts. These benefits were not included in the Company’s previously forecasted range of net income per diluted share. The non-GAAP net income per diluted share amounts exclude stock-based compensation, acquisition-related charges, and the related income tax effects.
The Company will announce its third quarter financial results for fiscal year 2011 after the close of the market on Thursday, January 27, 2011. Following the press release, QLogic will conduct a conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Simon Biddiscombe, president and chief executive officer, and Doug Naylor, vice president of finance and interim chief financial officer, will host the call, which will be webcast live at http://ir.qlogic.com and www.earnings.com. Phone access will be available at (719) 457-2727, pass code: 4576589. A replay of the conference call will be available via webcast at http://ir.qlogic.com for twelve months.

Non-GAAP Financial Measurements
QLogic uses certain non-GAAP financial measures to supplement financial statements based on GAAP. A summary of the non-GAAP financial measure presented herein and a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, as well as a description of the reasons that management believes that this non-GAAP financial measure provides useful information to investors and the additional purposes for which management uses this non-GAAP financial measure is presented in the accompanying financial schedule.
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About QLogic
QLogic (NSDQ:QLGC) is a global leader and technology innovator in high performance networking, including adapters, switches and ASICs. Leading OEMs and channel partners worldwide rely on QLogic products for their data, storage and server networking solutions. QLogic is a NASDAQ Global Select company and is included in the S&P 500. For more information, visit www.qlogic.com.
Disclaimer — Forward Looking Statements
This press release contains statements relating to future results of the company (including certain beliefs and projections regarding business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. The company advises readers that these potential risks and uncertainties include, but are not limited to: declines in information technology spending levels; potential fluctuations in operating results; gross margins that may vary over time; the stock price of the company may be volatile; the company’s dependence on the networking markets served; potential adverse effects of increased market acceptance of blade servers; the ability to maintain and gain market or industry acceptance of the company’s products; the company’s dependence on a small number of customers; seasonal fluctuations and uneven sales patterns in orders from customers; the company’s ability to compete effectively with other companies; declining average unit sales prices of comparable products; a reduction in sales efforts by current distributors; the company’s dependence on sole source and limited source suppliers; the company’s dependence on relationships with certain third-party subcontractors and contract manufacturers; declines in the market value of the company’s investment securities; the complexity of the company’s products; sales fluctuations arising from customer transitions to new products; changes in the company’s tax provisions or adverse outcomes resulting from examination of its income tax returns; environmental compliance costs; international economic, regulatory, political and other risks; uncertain benefits from strategic business combinations; the ability to attract and retain key personnel; difficulties in transitioning to smaller geometry process technologies; the ability to protect proprietary rights; the ability to satisfactorily resolve any infringement claims; the use of “open source” software in the company’s products; changes in regulations or standards regarding energy use of the company’s products; computer viruses and other tampering with the company’s computer systems; and facilities of the company and its suppliers and customers are located in areas subject to natural disasters.
More detailed information on these and additional factors which could affect the company’s operating and financial results are described in the company’s Forms 10-K, 10-Q and other reports filed, or to be filed, with the Securities and Exchange Commission. The company urges all interested parties to read these reports to gain a better understanding of the business and other risks that the company faces. The forward-looking statements contained in this press release are made only as of the date hereof, and the company does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
QLogic and the QLogic logo are registered trademarks of QLogic Corporation. Other trademarks and registered trademarks are the property of the companies with which they are associated.

QLOGIC CORPORATION
RECONCILIATION OF GAAP NET INCOME PER DILUTED SHARE PRELIMINARY RESULTS
TO NON-GAAP NET INCOME PER DILUTED SHARE PRELIMINARY RESULTS
(unaudited)

Three Months Ended
December 26, 2010
GAAP net income per diluted share preliminary results	$0.41 - 0.42
Items excluded from GAAP net income per diluted share, including stock-based compensation, acquisition-related charges, and the related income tax effects	0.07

Non-GAAP net income per diluted share preliminary results	$0.48 – 0.49

Non-GAAP Financial Measures
The non-GAAP financial measure contained herein is a supplement to the corresponding financial measure prepared in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measure presented excludes the items summarized in the above table. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the company’s on-going core operating performance.
The company has presented non-GAAP net income per diluted share, on a basis consistent with its historical presentation, to assist investors in understanding the company’s core net income per diluted share on an on-going basis. This non-GAAP financial measure may also assist investors in making comparisons of the company’s core net profitability with historical periods and comparisons of the company’s core net profitability with the corresponding results for competitors. Management believes that non-GAAP net income per diluted share is an important measure in the evaluation of the company’s profitability. This non-GAAP financial measure excludes the adjustments described in the above table, and thus provides an overall measure of the company’s on-going net profitability on a diluted per share basis.
Management uses non-GAAP net income per diluted share in its evaluation of the company’s core after-tax results of operations and trends between fiscal periods and believes that this measure is an important component of its internal performance measurement process. In addition, the company prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Management believes that providing this non-GAAP financial measure allows investors to view the company’s financial results in the way that management views the financial results.
The non-GAAP financial measure presented herein has certain limitations in that it does not reflect all of the costs associated with the operations of the company’s business as determined in accordance with GAAP. Therefore, investors should consider this non-GAAP financial measure in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measure presented by the company may be different from the non-GAAP financial measures used by other companies.
For additional information on the items excluded from the non-GAAP financial measure presented and why the company believes that this non-GAAP financial measure provides useful supplemental information to investors, the company refers you to the Form 8-K regarding this release filed today with the Securities and Exchange Commission.